EXHIBIT 2


TRAVEL SERVICES INTERNATIONAL, INC. AND ACQUIRED SUBSIDIARY
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
MARCH 31, 1998

                                                                                                     PRO FORMA
                                                                        TSI          LEXINGTON      ADJUSTMENTS    PRO FORMA
                                                                    ------------   -------------   -------------  ------------
                        ASSETS                                                                          (1)

Current Assets:
  Cash and cash equivalents                                        $  20,619,000   $          -   $ (10,000,000)  $  10,619,000
  Accounts receivables, net                                            6,880,000      1,958,000               -       8,838,000
  Receivables and notes from affiliates and employees                    407,000              -               -         407,000
  Prepaid expenses                                                     1,598,000         83,000               -       1,681,000
  Deferred income taxes                                                1,160,000              -               -       1,160,000
  Other current assets                                                   185,000         44,000               -         229,000
                                                                   -------------   ------------   -------------   -------------
     Total current assets                                             30,849,000      2,085,000     (10,000,000)     22,934,000

Property and equipment, net                                           12,225,000        692,000               -      12,917,000
Goodwill, net                                                         56,220,000              -      28,076,000      84,296,000
Notes receivables from employees                                         176,000              -               -         176,000
Other assets                                                           1,054,000              -               -       1,054,000

                                                                   -------------   ------------   -------------   -------------
     Total assets                                                  $ 100,524,000   $  2,777,000   $  18,076,000   $ 121,377,000
                                                                   =============   ============   =============   =============

         LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term debt                                $     472,000   $          -   $           -   $     472,000
  Due to affiliates and employees                                      1,433,000              -               -       1,433,000
  Trade payables and accrued expenses                                 28,533,000        853,000               -      29,386,000
                                                                   -------------   ------------   -------------   -------------
     Total current liabilities                                        30,438,000        853,000               -      31,291,000

Long-term debt, net of current portion                                12,699,000              -      10,000,000      22,699,000
Deferred income and other long-term liabilities                          197,000              -               -         197,000

Commitments and contingencies

Stockholders' Equity:
  Preferred stock, $0.01 par value;  1,000,000 shares authorized;
    none outstanding                                                           -              -               -               -
  Common stock, $0.01 par value;  50,000,000 shares authorized;
    10,790,540 shares outstanding                                        105,000              -           3,000         108,000
  Additional paid-in capital                                          52,462,000      1,924,000       8,073,000      62,459,000
  Retained earnings                                                    4,623,000              -               -       4,623,000
                                                                   -------------   ------------   -------------   -------------
     Total stockholders' equity                                       57,190,000      1,924,000       8,076,000      67,190,000
                                                                   -------------   -------------  -------------   -------------
     Total liabilities and stockholders' equity                    $ 100,524,000   $  2,777,000   $  18,076,000   $ 121,377,000
                                                                   =============   ============   =============   =============


The accompanying notes to these unaudited pro forma condensed combined financial statements are an integral part of these statements.

TRAVEL SERVICES INTERNATIONAL, INC. AND ACQUIRED SUBSIDIARY
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                                           PRO FORMA
                                                            TSI          LEXINGTON        ADJUSTMENTS        PRO FORMA
                                                      --------------- --------------- ------------------- ---------------

Net revenues                                          $   82,419,000  $   10,690,000  $     (210,000) (2) $   92,899,000
Operating expenses                                        50,635,000       6,099,000               -          56,734,000
                                                      --------------- --------------- ---------------     ---------------
     Gross profit                                         31,784,000       4,591,000        (210,000)         36,165,000

General and administrative expenses                       18,373,000       3,409,000      (1,466,000) (3)     20,316,000
Goodwill amortization                                      1,234,000               -         800,000  (4)      2,034,000
                                                      --------------- --------------- ---------------     ---------------
     Income from operations                               12,177,000       1,182,000         456,000          13,815,000


Other expenses, net                                          235,000          17,000               -             252,000
                                                      --------------- --------------- ---------------     ---------------

     Income before provision for income taxes             11,942,000       1,165,000         456,000          13,563,000

Provision for income taxes                                 4,885,000               -         811,000  (5)      5,696,000

                                                      --------------- --------------- ---------------     ---------------
     Net income                                       $    7,057,000  $    1,165,000  $     (355,000)     $    7,867,000
                                                      =============== =============== ===============     ===============

Diluted pro forma earnings per share                  $         0.68                                      $         0.72
                                                      ===============                                     ===============

Weighted average shares outstanding in
     computing diluted pro forma earnings per share       10,413,513         285,714         302,372  (6)     11,001,599
                                                      =============== =============== ===============     ===============


The accompanying notes to these unaudited pro forma condensed combined financial statements are an integral part of these statements.

TRAVEL SERVICES INTERNATIONAL, INC. AND ACQUIRED SUBSIDIARY
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE PERIOD ENDED MARCH 31, 1998

                                                                                                PRO FORMA
                                                              TSI            LEXINGTON         ADJUSTMENTS          PRO FORMA
                                                         ---------------  ---------------- --------------------  ----------------

Net revenues                                             $   24,936,000   $     2,931,000  $       (49,000) (2)  $    27,818,000
Operating expenses                                           14,237,000         1,646,000                0            15,883,000
                                                         ---------------  ---------------- ----------------      ----------------
     Gross profit                                            10,699,000         1,285,000          (49,000)           11,935,000

General and administrative expenses                           6,936,000         1,226,000         (758,000) (3)        7,404,000
Goodwill amortization                                           407,000                 -          200,000  (4)          607,000
                                                         ---------------  ---------------- ----------------      ----------------
     Income from operations                                   3,356,000            59,000          509,000             3,924,000


Other expenses, net                                              43,000            41,000                0                84,000
                                                         ---------------  ---------------- ----------------      ----------------

     Income before provision for income taxes                 3,313,000            18,000          509,000             3,840,000

Provision for income taxes                                    1,391,000                 -          221,000  (5)        1,612,000

                                                         ---------------  ---------------- ----------------      ----------------
     Net income                                          $    1,922,000   $        18,000  $       288,000       $     2,228,000
                                                         ===============  ================ ================      ================

Diluted pro forma earnings per share                     $         0.18                                          $           0.20
                                                         ===============                                         ================

Weighted average shares outstanding in
     computing diluted pro forma earnings per share          10,817,991           285,714          302,372  (6)       11,406,077
                                                         ===============  ================ ================      ================



The accompanying notes to these unaudited pro forma condensed combined financial statements are an integral part of these statements.

           TRAVEL SERVICES INTERNATIONAL, INC. AND ACQUIRED SUBSIDIARY
                          NOTES TO UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS


The unaudited pro forma condensed combined financial statements and related notes should be read in conjunction with the Company's Form S-1 Registration Statement dated June 11, 1998 and Form 10-K for the year ended December 31, 1997.

1. Represents the entries to record the acquisition of Lexington Services Associates, Ltd. ("Lexington") under the purchase method of accounting.

2. Represents a reduction of license fee income from trademarks not acquired as part of the acquisition.

3. Represents a reduction of salaries, benefits, bonuses and management fees derived from contractual agreements which establish the compensation of the former owners and certain key employees and eliminates management fees previously paid to an affiliate (Compensation Differential).

4. Represents the amortization associated with the goodwill acquired to be amortized over a period of 35 years.

5. Represents the incremental provision for federal and state income taxes relating to the pro forma income.

6. Represents the issuance of shares at an assumed price of $34.8125 per share that would be sufficient to repay debt incurred in connection with the acquisition, in lieu of recording pro forma interest expense.